UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Sub-Advisor Information Update

This information updates all sub-advisor information on pages 5-8 of the 10-K for the year ending December 31, 2016.

•	The International Investment Group L.L.C. (IIG): an SEC Registered Investment Advisor founded in 1994 focusing primarily on developing and managing alternative investment vehicles involved in global trade finance. Through various affiliates, the company has deployed over $9 billion in commodity and trade finance transactions to small and medium enterprises, primarily in developing economies. IIG is headquartered in New York with additional representatives in Brazil, Chile, Colombia, Ecuador and Malta. IIG’s principals have well over 100 years of cumulative experience in commodity and trade finance investments as well as in developing economies. Selective in transaction sourcing and execution, and typically working in conjunction with a large network of legal advisors, banks, merchants, brokers, professional organizations, investors and local representatives, the firm has successfully pursued the international trade finance strategy despite volatile markets for almost 20 years. IIG serves as a primary sub-advisor.

•	Asia Impact Capital Ltd. (AIC): an investment firm advised by the founding principals of TAEL Partners Ltd. (“TAEL”) and established to provide investment management services to us. TAEL is a leading Southeast Asian investment firm founded in 2007 by seasoned industry veterans with long term track records and diverse investment capabilities across Southeast Asia. TAEL’s investment professionals have deep roots in Southeast Asia and extensive experience working for leading financial institutions on both international and local levels. TAEL’s founding principals have over 75 years of collective Asian market investment experience. The company has a hands-on approach and can adapt and tailor its investment structures to the nuances of the Southeast Asian markets while partnering with established, growing businesses. Leveraging its wide and established network of business relationships in the region, TAEL generally enjoys an absence of competitive bidding, and is often able to undertake investments at attractive pricing levels. TAEL has over $15 billion in credit transaction experience. AIC serves as a primary sub-advisor.

•	GMG Investment Advisors, LLC (GMG): based in New York, GMG is a specialized asset management firm focused on private credit investments in global emerging markets with over $85 million in transaction experience. The firm was co-founded in 2010 by Greg Gentile, former Head of Latin America Credit at both Lehman Brothers and Barclays Capital. He was joined by two additional senior partners who also held previous trading roles at Lehman Brothers. GMG’s principals have combined experience of 50 years. GMG invests primarily in the debt of SMEs, as well as securitizations and other asset backed transactions, which are structured in-house. The firm also co-manages a fund and a specialty lending company focused on microfinance lending and socially responsible debt. GMG serves as a secondary sub-advisor.

•	Barak Fund Management Ltd. (Barak): is an African based asset management company founded in 2008 that is focused on providing trade finance to small and middle market companies. Barak specializes in sourcing and originating mainly commodity and agricultural-related transactions with strong collateral characteristics. With affiliate offices in Mauritius and South Africa, the Barak team is positioned to source and take advantage of the numerous opportunities that arise in some of the world’s fastest growing economies. Barak has completed over $2.4 billion in transactions since its inception. Barak’s two founding principals have more than 35 years of combined experience in trading, international banking and private equity investment in Africa. Both possess specialist expertise and proven track records in the agricultural and commodities sectors, developed at a variety of world class institutions such as Standard Bank, Absa, Barclays and Rand Merchant Bank. Barak serves as a secondary sub-advisor.

•

Helios Investment Partners, LLP (Helios): is an Africa-focused private investment firm managing funds totaling over $3 billion. Established in 2004 and based in London, Nigeria, and Kenya, Helios has invested in companies that operate in more than 35 countries across the African continent. Differentiated by a combination of world-class investment skills, deep local and international networks, and a thorough understanding of the African environment, and the firm’s diverse investor base comprises a broad range of the world’s leading investors, including sovereign wealth funds, corporate and public pension funds, endowments and foundations, funds of funds, family offices and development finance institutions across the US, Europe, Asia and Africa. The Helios senior credit team members collectively have more than 95 years of investment experience in institutional lending, debt structuring, trading and risk management with previous tenures at leading financial institutions including Goldman Sachs, Bank of America N.A., Citibank N.A. and Renaissance Financial Holdings Limited and have completed over $4.8 billion in debt transactions across Africa. These investment professionals lead the Helios credit team’s disciplined loan structuring and diligent risk management processes and procedures to create attractive investment and impact opportunities for the Company’s term loan strategy throughout Sub-Saharan Africa. As one of the leading investment firms in the region, Helios’ regional networks will support the credit team’s mandate to provide financing to companies not well-served by banks or equity investors. Helios serves as a secondary sub-advisor.

•	TRG Management LP (“TRG,” d/b/a The Rohatyn Group): Founded in 2002, TRG is one of the leading emerging markets asset management firms. The firm and its affiliates manage assets of more than $5.5 billion with product offerings across private equity, private credit, hedge funds, fixed income, infrastructure and real estate. TRG is headquartered in New York, with offices around the globe including Brazil, Mexico, Peru, Uruguay, Argentina, India, Singapore, Hong Kong and London. TRG’s Latin American Credit Team (“LACT”) is comprised of four senior members, the majority of whom have been with the firm since 2004. Collectively, the principals have over 100 years of investment experience in institutional lending, debt structuring, sales and trading, and high-yield distressed debt transactions with previous tenures at leading financial institutions including J.P. Morgan, Citibank, Merrill Lynch, BBVA and the World Bank. With a deep network of relationships throughout Latin America, LACT has deployed over $490 million, since 2004, in credit transactions in some of the region’s most predominant sectors, including the utility, telecommunications, retail, and energy industries. TRG’s disciplined investment process, diligent investment administration and operations infrastructure, and strong emerging market investment track record support LACT and its strategy to create substantial value for its investors and SMEs that are currently underserved by traditional banks and financial intermediaries operating in the region. TRG serves as a secondary sub-advisor.

•	Alsis Funds, S.C. (“Alsis”): is a Latin America-focused asset management firm with offices in Mexico City and Miami that has deployed over $257 million, including over $110 million asset-based lending, since its inception in 2007. Alsis is managed by a team of locals with significant experience, market knowledge, and extensive in-country networks. While Alsis’ investment activity is primarily in Mexico, the firm has proven to be a critical provider of capital to the growing SME segment and real estate industry across the region, with an attractive track record of deployed capital and realized returns in key growth industries. Alsis executes its SME strategy through a direct private lending approach that focuses on transactions that can be collateralized by purchase contracts with strong off-takers and also targets companies seeking financing backed by financial assets or real estate assets. Alsis’ principals possess over 65 years of combined experience in transaction sourcing, underwriting, credit analysis, and asset management, at firms such as J.P. Morgan Chase, Deutsche Bank, Bear Stearns, and BBVA Bancomer. Alsis serves as a secondary sub-advisor.

•	Scipion Capital, Ltd. (“Scipion”): is a Sub-Saharan Africa-focused investment management firm that has deployed over $450 million in trade finance transactions since its inception in 2007. Headquartered in London, with an office in Geneva and investment team member presence in Botswana and South Africa, the firm focuses its investment strategy on managing a diversified portfolio of trade finance assets across multiple industries, geographies, and financing structures. More specifically, Scipion’s emphasis on short duration and self-liquidating transactions is a cornerstone of its investment strategy and has translated into an attractive track record of risk-adjusted returns and a reputation as one of the leading trade finance managers in the region. Scipion accomplishes its value proposition through the provision of short-term liquidity, usually with facility tenors of 120 days or less, to SMEs engaged in export and import-related transactions that would otherwise not have time-efficient access to finance from local financial institutions. Furthermore, Scipion’s investments pursue strong collateral coverage profiles consisting of inventory and accounts receivables. Scipion’s principals execute the firm’s strategy through over 55 years of combined experience in banking, emerging markets, and trade finance in Africa, at firms such as Credit Suisse, Citicorp Investment Bank, Standard Chartered Bank, and Barclays. Scipion serves as a secondary sub-advisor.

•

EuroFin Investments Pte Ltd. and EFA RET Management Pte Ltd. (the “EFA Group”): is a Southeast Asia-headquartered asset manager that specializes in term loan and trade finance strategies, respectively, through its affiliated firms. Since inception in 2003, EFA Group has deployed over $5.4 billion in trade finance and term loan transactions globally, including over $107 million in term loan transactions in the Company’s target geographies of Vietnam, Malaysia, Indonesia, and Philippines. Headquartered in Singapore with offices in London, Geneva,

Istanbul, and Dubai, EFA Group is a signatory to the United Nations-support Principles for Responsible Investment and is managed by an experienced team of investment professionals with in-depth market knowledge and extensive in-country networks. EFA Group’s term loan strategy leverages robust track records, credit histories, and relationships with borrowers from its trade finance portfolio. The synergy between the affiliated firms capitalizes on proprietary information and market intelligence, enabling EFA Group to execute structured senior secured mid-term loans to middle-market enterprises operating along the region’s real economy value chains. Through its complementary lending strategies, EFA Group structures term loan products with strong collateral packages that include hard assets as well as service contracts, inventory, and share pledges. The execution of EFA Group’s term loan strategy is led by the firm’s principals who have 69 years of combined experience in lending strategies throughout the region, including past tenures at Rabobank Singapore, Noble Trade Finance Limited, FINCO Asia, PwC, and Calyon CIB. EFA Group’s investment activities are supported by a global network of more than 50 employees who provide strategic deal origination, credit underwriting, asset management, operations, and financial administration expertise. EFA Group’s experienced team and extensive track record of facilitating timely and flexible financing to growth-stage enterprises in the region is deepened by a diverse investor base, including top-tier pension funds, insurance companies, fund of funds, and family offices.

•	TransAsia Private Capital Ltd. (“TransAsia”): is a Hong Kong based asset management firm, established in 2013, focusing on extending short-and long-term trade finance to mid-sized private companies in South and Southeast Asia, such as trading companies, agricultural producers, and manufacturers, who sell directly to overseas buyers. Since its inception, TransAsia has deployed approximately $350 million in over 850 Asian trade finance transactions with no default losses. TransAsia’s extensive in-country network allows the firm to leverage its reputation in the region to strengthen historical relationships and develop new relations with prospective clients. TransAsia’s competitive advantage is supported by its sophisticated institutional investor base. TransAsia has recognized that over the past five years, the demand for Asian trade finance, particularly for longer-dated transactions, has outpaced supply due to changes in regulatory capital requirements. TransAsia aims to reduce the widening gap in the lending market, created in large part by banks that have reallocated credit lines to larger borrowers. TriLinc’s partnership with TransAsia will provide longer dated trade finance and term loans to borrowers in Indonesia, Malaysia, Philippines, Cambodia, Thailand, Singapore, and Hong Kong, matching the demand of target borrower companies in the region, and helping them achieve sustainable growth through more flexible financing options. TransAsia’s three principals are well-versed in Asian debt asset management with 90 years of combined experience in banking, private equity, and private debt. Each partner has robust experience in Asian markets developed at leading global financial institutions such as Lloyds, Chase Bank, Income Partners Asset Management, MeesPierson/Fortis Bank, and HypoVereinsbank. TransAsia’s strong credit analysis and structuring expertise is further supported by an in-house credit scoring system that is used for risk structuring, management, and monitoring

New Investments Press Release

TriLinc Global Impact Fund announced today that it has approved an additional $22.1 million in term loan and trade finance facilities to companies operating in Sub-Saharan Africa, Latin America, and Southeast Asia, bringing total financing commitments as of April 30, 2017 to $281.6 million for business expansion and socioeconomic development through its holdings in Africa, Latin America, and Southeast Asia.

Los Angeles, CA (May 18, 2017) - TriLinc Global Impact Fund (“TriLinc” or the “Company”) announced today that it recently approved $22.1 million in term loan and trade finance transactions with companies operating in Sub-Saharan Africa, Latin America, and Southeast Asia. The transaction details are summarized below.

TriLinc is an impact investing fund that provides growth-stage loans and trade finance to established small and medium enterprises (“SMEs”) in developing economies where access to affordable capital is significantly limited. Impact Investing is defined as investing with the specific objective of achieving a competitive financial return as well as creating positive, measurable impact in communities across the globe.

TriLinc recently approved $22.1 million in term loan and trade finance transactions that meet the Company’s requirements for underwriting, economic development, and societal advancement, as described below:

Between April 5 and April 26, 2017, the Company funded six separate transactions, totaling $1,360,023, as part of an existing $5,000,000 revolving trade finance facility with a Dolphin-Safe certified Ecuadorian tuna processor and exporter. Priced at 9.50%, the transactions are set to mature between May 9 and August 7, 2017, and are secured by inventory and accounts receivable. TriLinc’s financing will support the borrower’s job creation efforts, as the borrower anticipates that it will increase its processing capacity by 30% in the next three years, requiring another work shift and a substantial increase in its workforce. The borrower is dedicated to the wellbeing of its employees, as shown by its offering of extensive training programs upon hiring, and performing human resource studies to measure the happiness and efficiency of its employees.

Between April 5 and April 28, 2017, TriLinc funded 12 separate transactions, totaling $7,035,000, as part of an existing $9,000,000 revolving trade finance facility with an Ecuadorian shrimp exporter, whose local suppliers of farm-raised shrimp are all licensed by INP, an Ecuadorian institute specializing in biological, technological, and economic research aimed at the management and development of sustainable fisheries. With a fixed interest rate of 9.25%, the transactions are set to mature between June 6 and October 22, 2017. The financings are secured by inventory, accounts receivable, and purchase contracts. The borrower uses state-of-the-art, cost-efficient cooling and freezing equipment to preserve the quality of its product and reduce its environmental footprint. TriLinc’s financing will support the borrower’s position as Ecuador’s seventh-largest shrimp exporter, and strengthen the borrower’s ability to offer competitive wages, health services, and childcare support to its employees.

On April 7, 2017, the Company funded $300,000, as part of an existing senior secured purchase order revolving credit facility to a Peruvian diaper manufacturer. Priced at 12.00%, the transaction will mature on July 28, 2021. The borrower anticipates that TriLinc’s financing will support efforts in expanding its distribution network to continue offering high quality products to low-income families throughout Peru.

On April 11, 2017, the Company funded $1,500,000 as part of an existing $9,000,000 senior secured trade finance facility to an energy efficient Moroccan-based scrap metal recycler and processor that sources its product from local micro, small, and medium size suppliers. With an interest rate of one month Libor +10.50%, the transaction is secured by inventory and receivables and is set to mature on July 17, 2018. It is anticipated that TriLinc’s financing will support the borrower’s strategy in growing its employee base as the main employer where it operates, while increasing its market access as one of the only local companies engaged in the full value chain of processing recycled scrap metal into finished goods for local use and regional export.

On April 12, 2017, TriLinc funded $120,000 as part of an existing $16,050,000 senior secured five-year term loan commitment to a Nigerian marine logistics provider. Set to mature on September 16, 2020, the transaction will accrue interest at one-month Libor + 10.50% with an additional 4.68% rate in deferred fixed interest. TriLinc’s financing will continue to support the company’s positioning and long-term growth objectives as one of the few locally-owned marine logistics providers operating in a highly competitive industry. Additionally, it is anticipated TriLinc’s financing will further support the company’s efforts to expand its employee base and increase the number of trained employees.

Between April 13 and April 27, 2017, the Company funded three separate transactions, totaling $9,972,843, as part of an existing $15,000,000 senior secured three-year term loan commitment to a Malaysian wholesale distributor engaged in the procurement of chemicals, fast moving consumer goods, and food and agricultural related products. With an interest rate of 12.00% and maturity date of March 31, 2020, these transactions are secured, inter alia, by receivables, a pledge of shares, and a corporate guarantee. The borrower anticipates that TriLinc financing will support the borrower in becoming an important distributor in the ASEAN region, with expectations to build trading relationships with Indonesia, Thailand, Vietnam, and Sri Lanka, in addition to expanding into other countries such as Algeria and the UK.

Between April 13 and April 28, 2017, TriLinc funded four separate transactions, totaling $744,130, to an Earth Island Institute Dolphin-Safe-certified Ecuadorian fish processing and exporting company as part of an existing $2,000,000 revolving senior secured trade finance facility at a fixed interest rate of 9.00%. With a maturity date of September 17, 2017, these transactions are secured by specific receivables and inventory destined for export. The borrower anticipates that TriLinc financing will continue to support employment generation and increases in employee wages, in addition to the company’s commitment to waste management and water recycling initiatives on its premises.

On April 27, 2017, the Company funded $1,082,488 as part of an existing $5,000,000 pre-export trade finance facility to an Italian-based international development logistics provider contracted by the United Nations to consolidate and ship prefabricated housing units and materials for UN mission personnel throughout Africa. With an interest rate of 9.50% + Euribor, if positive, and maturity date of December 31, 2017, this transaction is secured by cash, inventory, and receivables. It is anticipated that TriLinc’s financing will allow the borrower to access new markets and continue supporting the UN’s operations across Sub-Saharan Africa.

“In April, TriLinc funded its 54th transaction with one of our borrowers, the Ecuadorian shrimp exporter,” said Gloria Nelund, CEO of TriLinc. “This not only demonstrates the fast revolving nature of trade finance, but also TriLinc’s ability to significantly enhance the availability of capital for small and medium size enterprises in developing economies that are engaged in international trade.”

About TriLinc Global Impact Fund

TriLinc is a non-traded, externally managed, limited liability company that makes impact investments in SMEs in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact. TriLinc invests in SMEs through experienced local market sub-advisors, and expects to create a diversified portfolio of financial assets consisting primarily of collateralized private debt instruments. In addition, the Company aggregates and analyzes social, economic, and environmental impact data to track progress and measure success against stated objectives.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

May18, 2017	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer